Exhibit 99.10

LIBERTY — PRISA CONTACT INFORMATION

By Mail: CitiBank, N.A. [Address 1] [Address 2]	By Overnight Courier: CitiBank, N.A. [Address 1] [Address 2] New York, NY [ZIP CODE]	By Hand: CitiBank, N.A. [Address 1] [Address 2] New York, NY [ZIP CODE]

LIBERTY ACQUISITION HOLDINGS CORP. FORM OF ELECTION

Pursuant to the terms of the Amended and Restated Business Combination Agreement, as described and set forth in the Proxy Statement/Prospectus dated [          ], 2010, upon consummation of the business combination each share of Liberty Acquisition Holdings Corp. common stock will be exchanged for either, at the option of the stockholder, (a) mixed consideration comprised of (i) 1.5 newly created Prisa Class A ordinary shares, (ii) 3.0 newly created Prisa Class B convertible non-voting shares and (iii) $0.50 in cash, as well as cash in lieu of any fractional shares, or (b) $10.00 in cash. As a Liberty stockholder, you are being given the opportunity to elect for each Liberty common stock:

•	(i) 1.5 newly created Prisa Class A ordinary shares, (ii) 3.0 newly created Prisa Class B convertible non-voting shares, and (iii) $0.50 in cash, as well as cash in lieu of any fractional shares (the “Mixed Consideration Election”); or

•	$10.00 in cash (the “Cash Election”).

I/we the undersigned surrender to you for exchange the share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the Instructions on the reverse side, was/were the registered holder(s) of the shares of Liberty Acquisition Holdings Corp. common stock represented by the enclosed certificates, have full authority to surrender these certificate(s) and give the instructions in this Form of Election and warrant that the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.
Please complete the back if you would like to request special mailing.

2                    FORM W-9

PLEASE COMPLETE AND SIGN THE ENCLOSED FORM W-9 TO CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (FOR INDIVIDUALS, YOUR SOCIAL SECURITY NUMBER).

PLACE AN “X” IN ONE ELECTION BOX ONLY

3 All Mixed Consideration Election ☐ 4 All Cash Election ☐
1 Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.	5 No Election* ☐

X Signature of Stockholder Date Daytime Telephone #	6 Combination** ☐ Mixed Consideration Shares
☐ $10.00 per Share Cash Alternative Shares

X Signature of Stockholder Date Daytime Telephone #	* Shares for which no election is made will be deemed non-electing shares and will receive Mixed Consideration. ** Any remaining shares will be deemed non-electing Shares.

LOST, MISSING OR DESTROYED CERTIFICATE(S): If you cannot produce some or all of your Liberty Acquisition Holdings Corp. stock certificate(s), you must contact Continental Stock Transfer & Trust Company, the Transfer Agent, at 1-212-845-3287.
7

DESCRIPTION OF LIBERTY ACQUISITION HOLDINGS CORP. STOCK SURRENDERED

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on Certificate(s))	Certificate(s) and Liberty Common Stock Surrendered (Attach additional list, if necessary)
Certificate Number(s)* Total Number of Shares Evidenced By Certificate(s)*

Total Liberty Shares

* Please list all of your Certificate(s) that you are surrendering with the Form of Election. If the space above is inadequate, the Certificate(s) and number of shares of Liberty stock should be listed on a separate page and attached to this Form of Election.

8
Special Delivery Instructions

If you want your Prisa Class A ordinary shares which will be issued in the form of Prisa American Depositary Shares, or Prisa ADS-A, Prisa Class B convertible non-voting shares which will be issued in the form of Prisa American Depositary Shares, or Prisa ADS-NV, check for the cash portion of the Mixed Consideration, check for the cash equivalent of any fractional shares, or check for cash from the $10.00 per share cash alternative, as applicable, to be delivered to someone other than the undersigned, or to the undersigned at an address other than shown in the box above, fill in this section with the new delivery information. name.	Signature Guarantee Medallion

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)

Address (Number and Street)	(Name of Guarantor — Please Print)

(City, State & Zip Code)	(Address of Guarantor Firm)

(Tax Identification or Social Security Number)

If the Exchange Agent has not RECEIVED an effective Form of Election from a holder of shares of Liberty Acquisition Holdings Corp. common stock at the Exchange Agent’s designated office immediately prior to the vote at the Liberty Stockholder Meeting (or any adjournment thereof) on the business combination, such holder shall be deemed to have made no election and such holder’s shares of Liberty Acquisition Holdings Corp. common stock shall be deemed to be Non-Electing Shares (as defined in the Business Combination Agreement). Pursuant to the Business Combination Agreement, all Non-Electing Shares shall be exchanged for Mixed Consideration. However, all forms of election will be automatically revoked if the Exchange Agent is notified in writing that the Business Combination Agreement has been terminated.

INSTRUCTIONS FOR COMPLETING THE FORM OF ELECTION

PLEASE NOTE: TOTAL SHARES YOU HOLD ARE LISTED TO THE RIGHT OF YOUR NAME AND ADDRESS

1	Sign, date and include your daytime telephone number in this Form of Election in Box 1 and after completing all other applicable sections return this form and your stock certificates in the enclosed envelope.
2	COMPLETE AND SIGN THE ENCLOSED FORM W-9 TO CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (FOR INDIVIDUALS, YOUR SOCIAL SECURITY NUMBER). Note that CitiBank, N.A. may withhold 28% of your proceeds as required by the IRS if the correct Taxpayer Identification Number is not certified on our records. If you are a foreign person, please complete and return the applicable form W-8.
3	If you are electing to receive the Mixed Consideration in exchange for each of your shares of Liberty Acquisition Holdings Corp. common stock, please check this box only.
4	If you are electing to receive the $10.00 per share cash alternative in exchange for each of your shares of Liberty Acquisition Holdings Corp. common stock, please check this box only.
5	To specify no election, please check this box only.
6	If you choose the combination, you must indicate the number of shares for which you are electing to receive the Mixed Consideration and the number of shares for which you are electing to receive the $10.00 per share cash alternative. Any remaining shares will be deemed non-electing shares.
7	Please provide certificate information in Box 7.
8	If you want your Prisa Class A ordinary shares which will be issued in the form of Prisa American Depositary Shares, or Prisa ADS-A, Prisa Class B convertible non-voting shares which will be issued in the form of Prisa American Depositary Shares, or Prisa ADS-NV, check for the cash portion of the Mixed Consideration, check for the cash equivalent of any fractional shares, or check for cash from the $10.00 per share cash alternative, as applicable, to be delivered to someone other than the undersigned, or to the undersigned at an address other than shown, complete the Special Delivery Instructions in Box 8. Signature(s) in Box 8 must be medallion guaranteed.
Please refer to the accompanying Instructions in your packet for additional information. If you wish to designate an allocation of the consideration among your Liberty shares for tax purposes, please consult your tax advisor.

HOW TO CONTACT THE PROXY SOLICITOR, D.F. KING & CO., INC.

By Telephone — 9 a.m. to 7 p.m. Eastern Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:
1-800-659-6590 (Toll Free)

From outside the U.S.:
(212) 269-5550 (Collect)

WHERE TO FORWARD YOUR FORM OF ELECTION

By Regular Mail:	By Overnight Courier:	By Hand:

CitBank, N.A.	CitBank, N.A.	CitBank, N.A.
(Liberty — Prisa)	(Liberty — Prisa)	(Liberty — Prisa)
[Address 1]	[Address 1]	[Address 1]
[Address 2]	[Address 2]	[Address 2]

INSTRUCTIONS FOR COMPLETING THE FORM OF ELECTION

These instructions are for the accompanying Form of Election for the registered stockholders of Liberty Acquisition Holdings Corp. All elections are subject to the Amended and Restated Business Combination Agreement, dated August 4, 2010, as amended by Amendment No. 1, dated August 13, 2010, and as may be further amended from time to time (the “Business Combination Agreement”), by and among Promotora de Informaciones, S.A. (“Prisa”), Liberty Acquisition Holdings Corp. (“Liberty”) and Liberty Acquisition Holdings Virginia, Inc., a wholly owned subsidiary of Liberty (“Liberty Virginia”), which was furnished to stockholders as part of the Proxy Statement/Prospectus dated [          ], 2010.

GENERAL INSTRUCTIONS

The Form of Election is to be completed and submitted to CitiBank, N.A. (the “Exchange Agent”) not later than the Election Date (as defined below) indicated below by those holders of Liberty shares desiring to make an Election.

If Liberty shares represented by Liberty share certificate(s) are held, the Form of Election must be accompanied by the Liberty stock certificate(s) representing the Liberty shares for which an election has been made. If Liberty shares are held in book-entry form, only the Form of Election need be returned to the Exchange Agent. DO NOT SEND LIBERTY STOCK CERTIFICATES TO LIBERTY OR PRISA. Until a record holder’s Liberty share certificate(s) or confirmation of a book-entry transfer of the holder’s Liberty shares into the Exchange Agent’s account at DTC is received by the Exchange Agent at one of the addresses set forth on the front of the Form of Election, together with any other documents the Exchange Agent may require, and until the same are processed for exchange by the Exchange Agent, the holder will not receive any Prisa Class A ordinary shares which will be issued in the form of Prisa American Depositary Shares, or Prisa ADS-A, Prisa Class B convertible non-voting shares which will be issued in the form of Prisa American Depositary Shares, or Prisa ADS-NV, a check representing the cash portion of the mixed consideration, a check for cash in lieu of fractional shares (if any), or a check for cash from the $10.00 per share cash alternative, as applicable, in exchange for the holder’s Liberty share certificate(s). No interest will accrue on any cash portion of the Mixed Consideration, any cash in lieu of fractional shares or any cash from the $10.00 per share cash alternative.

Any holder of Liberty shares who has made an election by submitting a Form of Election to the Exchange Agent may at any time prior to the Election Date revoke an election and withdraw the certificate(s) for the holder’s Liberty shares deposited with the Exchange Agent by written notice to the Exchange Agent received not later than the Election Date. After the Election Date, a holder of Liberty shares may not change an election and may not withdraw such holder’s certificate(s) unless the Business Combination Agreement is terminated.

If the Exchange Agent, CitiBank, N.A., has not RECEIVED a properly completed Form of Election from a holder of shares of Liberty common stock at the Exchange Agent’s designated office immediately prior to the vote at the Liberty Stockholder Meeting (or any adjournment thereof) (the “Election Date”), such holder shall be deemed to have made no election and such holder’s shares of Liberty common stock shall be deemed to be Non-Electing Shares (as defined in the Business Combination Agreement). Pursuant to the Business Combination Agreement, all Non-Electing Shares shall be exchanged for Mixed Consideration.

FORM OF ELECTION

ABOUT YOU AND YOUR SHARES (BOX 1)

Shown above Box 1 of the Form of Election is the number of shares owned by you as reflected on the records of Liberty at the time of mailing these instructions. The total shares are to the right of your name and address. If your stock certificate(s) is lost, please contact Continental Stock Transfer & Trust Company, the Transfer Agent, at 1-212-845-3287. Strike any incorrect address information that is printed above Box 1 of the Form of Election. Clearly print the correct address in the space beside the printed information.

ELECTION OPTIONS AND REQUIRED SIGNATURES (BOXES 1-6)

The terms of the Business Combination Agreement allow you to choose, subject to certain limitations, the type of consideration you receive for each of your shares. For more information, please refer to the Proxy Statement/Prospectus dated [          ], 2010. Regardless of the option you choose, if your shares of Liberty common stock are represented by stock certificate(s), your stock certificate(s) must be returned with the Form of Election for your election to be valid. If you held your Liberty shares in book-entry form, you need only send this Form of Election.

A)	Election Options (BOXES 3-6)
Select from the following options:

Box 3	Exchange each of your Liberty shares for (i) 1.5 newly created Prisa Class A ordinary shares, (ii) 3.0 newly created Prisa Class B convertible non-voting shares, and (iii) $0.50 in cash, as well as cash in lieu of any fractional shares (“Mixed Consideration
Election”). Check Box 3 on the Form of Election if you would like to make the Mixed Consideration Election for each of your Liberty shares being surrendered with this Form of Election. You will receive (i) 1.5 newly created Prisa Class A ordinary shares which will be issued in the form of Prisa American Depositary Shares, or Prisa ADS-A, (ii) 3.0 newly created Prisa Class B convertible non-voting shares which will be issued in the form of Prisa American Depositary Shares, or Prisa ADS-NV, and (iii) $0.50 in cash (“Mixed Consideration”). No fractional shares will be issued and you will receive a cash payment in lieu of fractional shares.
Box 4	Exchange each of your Liberty shares for the $10.00 per share cash alternative (“All Cash Election”). Check Box 4 on the Form of Election if you would like to make the All Cash Election for each of your Liberty shares being surrendered with this Form of Election. You will receive $10.00 for each Liberty share you surrender.
Box 5.	No preference indicated as to form of consideration. Check Box 5 on the Form of Election if you do not wish to indicate any preference as to the form of consideration you will receive for your Liberty shares in the business combination. If you indicate that you have no preference as to the form of consideration, you will receive Mixed Consideration.
Box 6.	Exchange some of your Liberty shares for Mixed Consideration and some of your Liberty shares for All Cash. Check Box 6 if you wish to make the Mixed Consideration Election and/or the All Cash Election with respect to some, but not all, of your Liberty shares being surrendered with the Form of Election. Indicate the number of shares for which you are electing to receive Mixed Consideration and/or the $10.00 per share cash alternative in the space provided. Any remaining shares not covered by your election will be deemed to be “non-electing” shares, treated as “Non-Electing Shares” under the Business Combination Agreement and will receive Mixed Consideration.

B)	Required Signatures (Box 1)
All individuals listed on the account must sign the Form of Election. Please be sure to include your daytime telephone number.

By your signature, you (1) acknowledge receipt of the Proxy Statement/Prospectus and agree that all elections, instructions and orders in the Form of Election are subject to the terms and conditions of the business combination agreement, the Proxy Statement/Prospectus and the instructions applicable to the Form of Election; (2) represent and warrant that you are, as of the date hereof, and will be, as of the effective time of the business combination, the record holder of the Liberty shares represented by the share certificate(s) surrendered herewith, with good title to those common shares and full power and authority (i) to sell, assign and transfer those common shares free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims and (ii) to make the election indicated on this Form of Election; (3) agree that you will, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of the Liberty shares represented by the share certificate(s) surrendered herewith; (4) irrevocably appoint the Exchange Agent, as your agent, to effect the exchange pursuant to the business combination agreement and the instructions hereto; (5) authorize and instruct the Exchange Agent to deliver the certificate(s) covered hereby, and to receive on your behalf, in exchange for the Liberty shares represented by that certificate(s), any check and/or any American Depositary Receipts for the American Depositary Shares representing Prisa Class A ordinary shares or Prisa Class B convertible non-voting shares issuable to the undersigned; (6) authorize the Exchange Agent to follow any election and to rely upon all representations, certifications and instructions contained in the Form of Election; and (7) agree that all authority conferred or agreed to be conferred in the Form of Election is binding upon your successors, assigns, heirs, executors, administrators and legal representatives and is not affected by, and survives, your death or incapacity.

C)	W-9 Certification
You are required to insert and certify your correct Taxpayer Identification Number (for individuals, your Social Security Number) on the enclosed Form W-9 and otherwise comply with the applicable certification requirements, as described in the instructions set forth therein. Regardless of whether you have previously furnished a Taxpayer Identification Number (TIN), Social Security Number (SSN) or the certification on Form W-9 with respect to dividend payments, you must again furnish this number on the enclosed Form W-9.
If you are a trustee, executor, administrator or someone who is acting on behalf of a stockholder and your name is not printed on the Form of Election, you must include your full title and send us proper evidence of your authority to exchange the shares.

VALIDITY OF SURRENDER; IRREGULARITIES

Any disputes regarding your election or the elections made by other Liberty stockholders will be resolved by the Exchange Agent (in consultation with Prisa) and its decision will be final for all parties concerned. Prisa has delegated to the Exchange Agent the right, subject to reasonable discretion, to reject any and all Forms of Election which it determines are not in proper form or to waive minor defects in any Form of Election. Surrenders of stock certificate(s) will not be effective until all defects or irregularities that have not been waived by the Exchange Agent have been corrected. None of the Exchange Agent, Liberty or Prisa is under any obligation to provide notification of any defects in the deposit and surrender of any certificate(s) formerly representing Liberty shares, nor shall the Exchange Agent, Liberty or Prisa be liable for any failure to give any such notification. Please return your Form of Election promptly to allow sufficient time to correct any possible deficiencies before the Election Date.

LOST, MISSING OR DESTROYED CERTIFICATE(S)

Contact Continental Stock Transfer & Trust Company at 1-212-845-3287.

UNLESS THERE ARE SPECIAL DELIVERY INSTRUCTIONS, YOU NEED NOT CONTINUE TO THE NEXT SECTION. HOWEVER, BEFORE YOU MAIL YOUR FORM OF ELECTION, MAKE SURE YOU DO THE FOLLOWING:

a)	Verify the election you have chosen;

b)	Sign, and date the Form of Election and include your daytime phone number;

c)	Insert and certify your TIN by completing and signing the enclosed Form W-9; and

d)	Include your Liberty stock certificates, if applicable, along with the Form of Election in the enclosed envelope.

e)	If you are reporting lost, stolen or destroyed certificates, please contact Continental Stock Transfer & Trust Company at 1-212-845-3287.

SPECIAL DELIVERY INSTRUCTIONS (Box 8)

If you want your Prisa ADSs, check for fractional ADS, &/or check for cash to be delivered to someone other than the registered holder or to a different address than the one shown on the front of the Form of Election, please complete this box. A Medallion Guarantee must be obtained.

If your circumstances differ from those listed above, or if you have any other questions, please contact D.F. King & Co., Inc., the Proxy Solicitor, toll-free at 1-800-659-6590 or collect at (212) 269-5550.

DELIVERY INSTRUCTIONS

CitiBank, N.A.

By Regular Mail:
CitiBank, N.A.
(Liberty — Prisa)
[Address 1]
[Address 2]

By Overnight Courier:
CitiBank, N.A.
(Liberty — Prisa)
[Address 1]
[Address 2]

By Hand:
CitiBank, N.A.
[Address 1]
[Address 2]

Form W-9
(Rev. October 2007)		Give form to the
Department of the Treasury	Request for Taxpayer	requester. Do not
Internal Revenue Service	Identification Number and Certification	send to the IRS.
Print or type See Specific Instructions on page 2.	Name (as shown on your income tax return)

Business name, if different from above

Check appropriate box: ☐ Individual/Sole proprietor ☐ Corporation ☐ Partnership
 ☐ Limited liability company. Enter the tax classification (D=disregarded entity, C=corporation, P=partnership) >_ _ _ _ _
☐ Other (see instructions)		Exempt ☐ payee

Address (number, street, and apt. or suite no.)		Requester’s name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on Line 1 to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose
number to enter.		Social security number or Employer identification number

Part II Certification

Under penalties of perjury, I certify that:
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2.  I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. citizen or other U.S. person (defined below).
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here	Signature of U.S. person >	Date >

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

  Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

  1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

  2. Certify that you are not subject to backup withholding, or

  3. Claim exemption from backup withholding if you are a U.S exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

• An individual who is a U.S. citizen or U.S. resident alien,

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,

• An estate (other than a foreign estate), or

• A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

  The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

• The U.S. owner of a disregarded entity and not the entity,

Cat. No. 10231X	Form W-9 (Rev. 10-2007)

Form W-9 (Rev. 10-2007)	Page 2

• The U.S. grantor or other owner of a grantor trust and not the trust, and

• The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

  If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

  1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

  2. The treaty article addressing the income.

  3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

  4. The type and amount of income that qualifies for the exemption from tax.

  5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

  If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

  You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

  Payments you receive will be subject to backup withholding if:

  1. You do not furnish your TIN to the requester,

  2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

  3. The IRS tells the requester that you furnished an incorrect TIN,

  4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

  5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

  Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

  Also see Special rules for partnerships on page 1.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

  If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

  Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name” line.

  Limited liability company (LLC). Check the “Limited liability company” box only and enter the appropriate code for the tax classification (“D” for disregarded entity, “C” for corporation, “P” for partnership) in the space provided.

  For a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Regulations section 301.7701-3, enter the owner’s name on the “Name” line. Enter the LLC’s name on the “Business name” line.

  For an LLC classified as a partnership or a corporation, enter the LLC’s name on the “Name” line and any business, trade, or DBA name on the “Business name” line.

Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name” line.

Note. You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.).

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the “Exempt payee” box in the line following the business name, sign and date the form.

Form W-9 (Rev. 10-2007)	Page 3

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

  The following payees are exempt from backup withholding:

  1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

  2. The United States or any of its agencies or instrumentalities,

  3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

  4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

  5. An international organization or any of its agencies or instrumentalities.

  Other payees that may be exempt from backup withholding include:

  6. A corporation,

  7. A foreign central bank of issue,

  8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

  9. A futures commission merchant registered with the Commodity Futures Trading Commission,

  10. A real estate investment trust,

  11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

  12. A common trust fund operated by a bank under section 584(a),

  13. A financial institution,

  14. A middleman known in the investment community as a nominee or custodian, or

  15. A trust exempt from tax under section 664 or described in section 4947.

  The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 9

Broker transactions	Exempt payees 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker

Barter exchange transactions and patronage dividends	Exempt payees 1 through 5

Payments over $600 required to be reported and direct sales over $5,000 [1]	Generally, exempt payees 1 through 7 [2]

1See Form 1099-MISC, Miscellaneous Income, and its instructions.

2However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

  If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

  If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) on page 2), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

  If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, and 5 below indicate otherwise.

  For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt payees, see Exempt Payee on page 2.

Signature requirements. Complete the certification as indicated in 1 through 5 below.

  1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

  2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

Form W-9 (Rev. 10-2007)	Page 4

  3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

  4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

  5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester
For this type of account:		Give name and SSN of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5.	Sole proprietorship or disregarded entity owned by an individual	The owner [3]

For this type of account:		Give name and EIN of:

6.	Disregarded entity not owned by an individual	The owner
7.	A valid trust, estate, or pension trust	Legal entity [4]
8.	Corporate or LLC electing corporate status on Form 8832	The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10.	Partnership or multi-member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

1List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

2Circle the minor’s name and furnish the minor’s SSN.

3You must show your individual name and you may also enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

4List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

  To reduce your risk:

• Protect your SSN,

• Ensure your employer is protecting your SSN, and

• Be careful when choosing a tax preparer.

  Call the IRS at 1-800-829-1040 if you think your identity has been used inappropriately for tax purposes.

  Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

  Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

  The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

  If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS personal property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.consumer.gov/idtheft or 1-877-I DTHEFT(438-4338).

  Visit the IRS website at www.irs.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

  You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.